EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of FormFactor, Inc. of our report dated February 17, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in FormFactor’s Form 10-K for the fiscal year ended December 31, 2011.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California

February 17, 2012